Exhibit 3.1

FILING FEE $ 225.00 KS RECEIPT # C 2371 TRANS-NATIONAL TRANSFER CO SUITE 400 10 PEST 100 SOUTH SALT LAKE CITY, UTAH 84101 et Tlir OFFICE Cr trOlIETARY O OTATI OF MC EITAIE OF NEVADA ARTICLES OP INCORPORATION of INEWSTRIES INTERNATIONAL, INCORPORATED We, the undersigned natural persons at the age of 21 years or nore, acting as incorporators of a corporatios under the Nevada Business Corporation Act pereinateer referred to as the “Aot!’), adopt the following Articles of Incorporation for such corporation. ARTICLE I Thu name of the corporation (hereinafter called the “Corporation”) in INDUSTRIES INTERNATIONAL, INCORPORATED. ARTICLE II Period of Duration. The period of duration of the Corporation is perpetual. ARTICLE III Elanum_uuliztus. The purposes and powers for which the Corporation is organized are as follows: to purchase, own, hold, sell, dispose of and otherwise des1 in recreational development properties and systems of every kind and vAriety. To manufacture, build, prepare for market, buy, eel’s., import, export, trade and otherwise dei1 in recreation n development properties and materials of every kind And variety.• To conduct in all its branches the business of designing, building, operating, manufacturing, buying, selling, importing, exporting, displaying, distributing, renting, repairing and otherwise dealing in and with, at wholesale and at retail, and as principal, agent, factor, broker or commission merchant, or in any other lawful capacity, recreational development properties and materials of every kind and variety. (C) To purchase, own, hold, sell, dispose of and otherwise deal In oil and gas properties, mining propervpies and natural resource property of every kind and variety. To explore for, market, buy, sell, import and export natural reenurces of every kind and variety. To manufacture, prepare for market, buy, sell, import, export, trade and otherwise deal in natural resource manufactured products of every kind and variety. To conduct in all its branches the businees of designing, manufacturing, buying, selling, importing, exporting, displaying, distributing, renting, repairing and otherwise dealing in and with, at whclesale and at retail, and as principal, agent, factor, broker, commission merchant, or in any other lawful capacity, natural resource manu!aetured products of every kind and variety. To invest in improved and unimproved real property, personal property and rights of every kind and variety. To purchase or otherwise acquire the whole or any part of tht securities, good will,-royalties, patents, patent applications, copyrights, franchises, leases, rights, property and assets of all kinds and to undertake or assume the whole or any part of the bonds. mortgagee, franchises, leases,, contracts, 2 indebtedness, guarantees, liabilities and obligations of any person, corporation, association, partnership, syndicate, entity of governmental, municipa’., or public authority, and to pay for the oan.e in cash, shares, capital stock, bonds, debenture stook notes and other securities of the corporation or otherwise or by undertaking and assuming the wholv or any “art of the liabilities or obligations of the transferor and to hold or in any manner dispose of the whole or any part of the property aAd assets so acquired and to exercise all powers necessary or convenient in and about the conduct. management and carrying -,),1 of any ouch business. (s) To borrow or raise ronieu for tiny of the purposes of the corporation and from time to tiAe without limit as to amount, to draw, make, accept, endorse, guarantee, execute and Inoue promissory notes, 6rafts, hills of exchange, warrants, bonds, debentures and other negotiable and nonnegotiable instruments and evidence of indettedness and to secure the payment thereof and of the interest thureon by mortgage on or pledge, conveyance or aQsignment in truet of the whole or any part of the assets of th,’ corporation, real, personal or mixed, including contract rights whether at the time owned or thereafter acquired. To lenu and advance monies or give credit for corporate purposes with or without req-Aring interest or any Iw seclrity for the repayment thereof. (i) To purchase, take, receive or otherwise acqu 3 hold, own, pledge, transfer or otherwise dispose of shares of its own capital stock but purchase of its own shares of stock, whether direct or indirect, shall be made only to the extent of unreserved and unrestriJted surplus available therefor and to the extent of unreserved and unrestricted capital surplus available therefor, if permitted by the act and any other applicable law and these Articles of Incorporation. (.;) To become a party to any Ir4ful arrangement for sharing of profits or to any union of interest reiciprocal concessions, partnership, syndicate, joint venture or cooperation with any person, corporation, association, partnership, syndicate, entity or governmental, municipal or public authority, domestic or foreign, in the carryirg on of any business or transacti’n deemed necessary, convenient or incidental to carrying out any of the purposes of she corporation. (k) To do all dnd everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the-furtherance of any of the pownra herein set forth and co do every other act and thing incidental thereto or connected therewith, provided the same be not forbidden b the Act, by any other applicable law or by these Articles of Incorporation. -(1) To carry out the purposes hereinabove set forth in any state, district,’ territory or possession in the United States or in any foreign country to the extent such purposes are not forbidden by the laws of such state, district, territory, 4 voesession or foreign country, and in the event that they do forbid any one of more such purposes to licit the purposes which the corporation proposes to carry on in such state, district, territory, posseision or foreign country to such purpose or purposes as are not forbidden by the lawn thereof and any certificate for application to do business therein. To engage in atilt lawful activity, subject to expressed limitations, if any. In general, to carry on any business and have and exercise all the potrere conferred by the Act on corporations organized under it and upon corporations by any other applicable law and to do any and all of the acts and things therein set forth to the same extent as natural perenns might or could do in any part of the world as principal, factor, agent, contractor, representative, trustee or otherwise, either alone or in syndicates, jointly and otherwise, in conjunction with any person, corporation, association, partnership, syndicate, entitor governmental, mnicipal or public authoriky, domestic or foreign, mid to establish and maintain offices:sod agencies all’ to exencine all or any of its corporate powers and rights throughout the world. The foregoing clauses shbll be construed as powers as well as objects and purposes and the matters expressed in etch clause ahall, unless herein otherwise expressly provided, be in no way limited by reference to or inference from the terms of any other clause but snail be regarded as independent obAects, purposes and powers and the enumeration of specifi - objects, 5 purpcnes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another not expressed although it be of life nature. ARTICLE IV Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is twenty million (20,000,000) shares of a par value of One Cent ($0.C1) ca’. The total authorized capital, of this Corporation is Two Bundred Thousand Dollars ($200,000.00). The common stock may issued 17, the Corporatiin or subscriptions taken therefor from time to time for such consideration as may be fixed from time to time by the Board of Directors. the common stock of the Corporation shall not be issued in series or broken into additional classes. There shall be but one class of stock, or equal rights and preferences. Dividend rights in the company stock shall he treated hereinafter al said stook is pet forth to be treated in }he Nevada Easiness ...Arporation Act, as amended to date. The common stook of the Corporation ahaIl be nonaesesaable and the shareholdera shall not to liable for the debts cf the Corporption except as to the extent of any unpaid subscriptions for shares which may be outstanding at any tine the 6

Corporation is dissolved, merged or said Subscription rights are called. ARTICLE V ro Pre-shptill_apio, The shareholders of the Corporation shall have no pre-eiTtive rights to acquire additional shares Gf the Corporation. ART/CLO VI Commencement of Surliness. The Corporation shall not Cortence bueiness until at least One Thoueand Dollars ($1,000.00) has been received by it as consideration for the issuance of sharer’. ARTICLE VII Votim ?hares. Each outstanding ohare of the canon stock of the oprpozation st-,all be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, each Shareholder being entitled to vote his or its shares in person or by proxy executed in writing by such shareholder or by his duly authorized attorney In fact. The shareholders of this corpo- ration shall have no right whatsoever to cumulate his or its vote with regard to such voting. All voting shall be noncumulative. ARTICLE VIII prolisions for Regulation of Internal Affairs of the gEMIAIIPn meet112-4.11_11S-11221112ULLPgs.. All meetings of the sharehold4rs of the corporation shalI-ba held at such place either within or without the State of Nevada as may be provided 7 by the bylaws of the corporation. In the absence of any such provision, all such meetings ‘hall be held at the registered office of the corporation. Quorum of Shareholders. Unless otherwise provided in the Act- or other applicable law, a majority of the shares of the Common stock of the corporation entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of the shareholders of till corporation. Meetings -of Directors. Meetings of the Board of Directors Of the corporation whether regular or special may be held either within or without the State of Nevada and upon such notice be prescribed in bylaws of the corporation. gEsslul_21_2111E2sa, The number of directors of the corporation which shall constitute a quorum for the transaction of busineas at any meeting of the Board of Directors shall be fixed in the bylaws of the corporation. pallaarion of CommittmLlythe Board of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate a committee or committees consisting of not less than two directors which committee or committees to the extent provided in such resolution or resolutions shall have and may exercise all the authority so provided by the designation of such committees and the Jelegation therto of such authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law. 8

WILIL21....thpamrjniea. The initial bylaws of the corporation shall be adopted by its Board of Directors hereafter unleee otherwise provided in the act. Bylaws of the corporation may be adopted, amended or repealed either by the shsreholdnrs or by the Board of Directors except that (a) no bylaw adopted or anended by the shsreholdete shall be altered or repealed by the Board of Directors, and (b) no bylaw shall be adopted by the Directors which shall require more than a majority of the voting for a quorum at a meeting of the shareholders of the corporation or morn than a majority of tree votes cast t, constitute action by the shareholders except where higher percentages are required by law. The bylaws may contain any provisions for the regulation and management of the affairs of the corporation not incrineiptent with the Act, other applicable laws, and these Articles of Incorporation. V19anqy_ia_thejlopr_mdfpimotora. Any vacancy occurring in the Board of Directors may be filled by of vote of majority of the remaining directors though less than a quorum o. the Board of Directors. A director elected to fill a vauanoy shall be elected for the unexpired term of his predecensor in office. Any directorship to be filled by reaoon of an increase in the number of directors shall also be filled by the Board of Direotoro, such appointment to be until the next annual meeting as a special meeting of the shareholders called for the purpose of electing a director to the office so created. 9

Shareholder!’ of record. The name and Address of each dhareholder of record of the capital stock of the corporation ae they appear In the, stook records of the corporatfion shall he conclunive evidence as to who are the shareholder’s who are entitled to receive notice of any meetings of --N* shareholders, to vote at such etetinga, to examine & immplete linh of the allareholdere who rosy be entitled to vote at any ouch meeting And to own, enjoy and exercise any other righto and privilegea which are based upon the ownership of th•oe Gimes of common stack of the corporation. Books and Records. The corporation shall keep complete and correct books and record’s of account and shall keep minutes of the proceedings of its abareholdere and the Board of Dicectore and shall keep at ate regini,nred office or principal place of bubineeo or at the office of its transfer agent or registrar a record of Ito shareholders giving the nariee addreesen of all shareholders and the number of share° of the corporation held by each. No shareholder shall, have the right to inspect eny each books and records except ae conferred by the Act or other appliceile law unless authorized to do no by a resolution or renolutione of the shareholder’ or the 1nard of Directors. Working Cant The Doard of Di of the corporat,_A _w obeli have the power from time to time to fix and determine and to vary the amount which in to he reserved by the corporation as working capital and before the payment (Di any dividends or the making of -any diatribution of profits it may from time to time in making of -any diatribution of profits it may from time to time in 10 its absolute discretion determine to be proper whether an a reserve fund to meet contingencies or for the equalizing of dividends of the repairing or maintaining of any property of the corporation or for an addition to ntated capital, capital nurplun or earned ourplun or for any corporate purpose which the Peard of Directors shall deem to be in the bent interest of the corporation nubjeot only to such ?.imitations an the bylaws of the corporation may from tine to tine impose. Simpensation of Directors, The Board of Directors of the corporation may, provided the bylaws of the corporation no provido,makc provision for reasonable compensation of Ito membern for their cervical] an directors and eatablinh the basis upon which ouch compensation to its merbern for their nervicen an directors and eetablinh the basic upon which such compennation nha).l be paid, Any director’, of the corporation ma!, also nerve the corporation in any other capacity and receive proper compensation therefor. 192NJULLatim_21„2111Es., The directors of this corporation need not be otonkholdere, Number of Directors, The exact number of directors may from time to time be npecified by the bylaws at not lens than three nor more than fifteen, When the bylaws do not opeoify the exact number of directorn, the number of direotors shall be three, eliance_aryi.othern. A director 01611 be fully protected in relying in good faith upon the books of account of the corporation or ‘statement’s prepared by any of Ito officials an to the value and amount of millets, liabilities or net profits of the corporation or any other facto pertinent to the existence and amount of ourpluo or other fundo from which dividends might properly be declared and paid. Reliance aiyon Others-Prudent Conduct. Dc person chill he -t liable to the corporation for any loop or darage auffered by it on account of any action taken or omitted to be talon by him as a director or officer of the corporation in good faith if ouch person (a) exercised or used the name degree of care and okill ae a prudent man would have exercised or uned under the circum- stances in the conduct, of his own affairo, or (b) took or omitted to take ouch action in reliance upon advice of counsel, for the corporation which he had reasonable grounde to believe or upon a financial stater ent of the corporation prepared by an officer or employee of the corporation in charge of its accounts or certified by a public accountant or firm of public accountants. Contracts with Interested Directorn Diaolosure and Voting. A director of the corporation ball not in the ahnenae of fraud be disqualified by hia office from dealing or contractistg with the corporation either as a vendor, purehaaer or otherwise nor in the absence of fraud shall insofar an permitted by the Act or any othar applicable atatute, any transaction or contract of the corporation he void or voidable or affected by reason of the fact that any director or any firm of which a director i a member of any corporation of which any director is an officer, director or stockholder is in any way intereated in ouch tranoaction or contract, provided taat at the meeting of the Board of Pireotoro or of a committee thereof having authority In the premise; to authorize or confirm such contract or transaction, the interact of such director, fire~ or corporation is diaaloaed or made Known and there shall be present a quorum of the Board of Directors or of the directors constituting such committee and such contract or tranonction shall be approved by a rajority of ouch quorum, which majority shall egnnist of directors not eo interested or connected. Nor shall any director he liable to acc.int to the corporation for any profit realized by him from or through any ouch transection or contract of the corporation, ratified or approved so herein provided, by reason of the fact that he or any rim of idhich he in a member or any corporation of which he in a stockholder, director or officer was intereeted in ouch transaction or contract. Directors no interested may be counted when present at reetimps of the Board of Directoro or of ouoh committee for the purpose of determining the existence of a quorum. Each and every peroon who in or may become a director of the corporation in hereby relieved from any Mobility that might otherwise exist from theme contracting with the oorporation for the benefit of himself or any firm, ansociation or corporation or of the Board of nimatort or of nny committee which shall he ratified by a majority in the interest of a quorum of the stockholders having voting power, shall to an valid and as binding an though ratified by each and every stockholder of the corporation, but thin oholl not he conutitutid as requiring the 13 submission of any contract to the stockholders for amtroval, Indern 4 (font ion of oirectors, The corporation shall indemnify any and all pernons who may serve or who have nerved at any time es director° or officers, or who at the request of the Board of Directors of the corporatiOn may serve Or at any time have nerved as director° or officere of another corporatinn in which the corporation at rush time owned or ray own Oaten of stock or of whIch it was or may be a creditor, and their rempective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounta paid in settlement before_ or after suit is canmenced, actueilly and necesoarily incurred by such pefnon in connection with the defense or settlement of any claim, action, suit or proceeding fri which they, or any of them are made parties or a party or which Trity be aenerted against them or any of than by reasnn of being or having been directors or officers or a director or off uer of the corporation, or of aucih other corporation, except in relation to matters as to which any auch direotor or officer former director or officer or pernon shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his iuty. Such indemnification shall be in addition to any other rightn to which those indemnified ray he entitled under any law, bylaw, agreement, vote of otockholdern or otherwinea Ratification of Actr, of Directors. The directors may nuhmit any contract or tranoactio for approval at any annual meeting of 14 the stockholders or at any Special meeting of the stockholders called for that purpose/ and any contract or tranoaction so approved by a majority vote of a quorum of the stockholders at such neeting shall be binding upon the corporation and all og its stockholdeze, whether or not the contract or transacticn wou:05 otherwise be subject ..o attack because of the interest of any of the direotors of the corporation or for any other reason. Etaiiirsj_rients fos21a029erleat. The corporation may Issue and cell Its authorized shares from time to time, in the absence of fraud, for such considerations as may from time to time he fixed by the Board of Directors. Issuance of Shares. The corporation may issue and sell its authorized shares_ from time to time, in the absence of fraud, for such consideration as may from time to time be fixed by the Board of Directors, but in no event for less than par value. Anendm9nts of these Articles of Incur oration. The corporation reserves the right to amend, alter or repeal or to add any provisions to these Articles of Incorporation in any manner now or hereafter prescribed by the Act and any amendment thereto or by the provisions of any other applicable law and 511 rights conferred upon the shareholders of the corporation by these Articles of Incorporation and amendments hereto are granted subject only to this reservation. 15

ARTICLE IX Ellass2nUffigt. The address of the initial registered office of the corporation isi 3801 Royal Crest Street #5 Clark County Las Vegas, Nevada 89119 Eakst5=129221. The name of the initial registered agent of the Corporation at such address is: Frank Hihalka. ARTICLE Initial Board of Directors, The initial Board of nirectors of the Corporation shall consist of three members and their respective names and addresses axes Ivan R. Harty Dan Shuput Ralph L. Jensen Address 4189 South 4080 West #128 West Valley City, UT 84120 259 East 4050 South #4 Murray, UT 84107 3769 South Loretta Drive Salt Lake City, UT 84106 which directors shall hold office until the first meeting of shareholders of the Corporation and until their; successors shall have been elected and gual)fiad. allmstspt Board of Directors. At the first meeting of the shareholders of the Corporation and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting of the shareholders. Each director so elected shall hold office for the term for which he is elected and until his successor shall have been elected and 16 qualified. Directors need not be residents of the State of Wevada or shareholders of the Corporation. ARTICLE XI The name of each incorporator and their addresses aret Name Ivan R. Harry Dan Shuput Ralph L. Jensen Address 4189 South 4080 West 4128 West Valley City, UT 84120 259 East 4050 South 14 Murray, UP 84107 3969 South Loretta Drive Salt Lake City, DT 04106 DATED this MT day of 1990. Ivan R. Barry Dan 3 uput RECEIVED JAN 1 0 inni SECKTARY OF STATE 17

STATE OP UTAH ) ao. County of Salt Lake ) On this day of 1990, personally appeared before me IVAN R. HARRY, one 43 s gners of the above and foregoing Articles of Incorporatio ho duly acknowledged to me that the executed the Fare. Notary Pu. c Residing at: My commission exp res: KITARY P1,191-10 WAN D. Deri9Alti -145 W.V.C., u I Ms* CosamissIOH FicyiRC.1 MARCH 100M aTATE CIF I$TAH SWF OF UTAH County of Salt Lake ) ss. On this day of 1990, personally appeared before me DAN SHUPUT, one ol t e gners of the above and foregoing Articles of Incorporation, who duly acknowledged to me that the executed the same. Notary Pu Residing at: My commission exp rest STATE or UTAH County of Salt Lake ant On this Oc. day of ?);?ee--’ appeared before me RALPH L. JTRETT7777777Ve 1990, personally signers of the ion, who duly acknowledged to me that the executed thq,same. Frahly 12CSLcatz... i4•4412.11 1:41 stasciOwl Note- Residing,- at: My commission exp zest.L.i?4,1:3 41.1/1..hi JAN 10 MI StCRETAsw OF MIT

WICATE OF ACCEPTANCE OF APPOINTMENT JAN it 1991 ! BY RESIDENT AGENT pun LIU 11011Trinir “‘CC INDUSTRIES IN THE. MATTER F ..... INTEPNATIONAL INCORPORATED O thine or corposioo.; ...... __FRANK MII1ALKA , with address at Suite. .... ............. oi RCIldeat Agent Street .. 3001 ROYAL CREST STREET LAS VEGAS CLARK Town of d••••••I.• •Pk.••• County of. , State of Nevada, hereby accept the appointment as Resident Agent of die above-entitled corpxation in accordance with NRS 78.(190. FURTHERMORE, that ;he principal office in this stale is located at Suite. Stree 3801 ROYAL CREST STREET Street............ .......3801 Town or LAS VEGAS County of CLAPK State of Nevada. --’;EIVED 1 6 mu #6

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz Certificate to Accompany Restated Articles (PURSUANT TO NRS) USE BLACK RIK ONLY DO HOT HIGICISKT ABOVE SPACE IS FOR OFFICE USE ONLY This NMI l to Accompany Restated Articles cLf incorporation (Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 8844150) (This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts) Name of Nevada entity as last recorded in this office: INDUSTRIES INTERNATIONAL, INC., FILE # C203-1991 The articles are being ❑ Restated or ki Amended and Restated (check only one). Please entitle your attached articles “Restated” or “Amended and Restated,” accordingly. 3.. Indicate what changes have been made by checking the appropriate box.* No amendments: articles are restated only and are signed by an officer of the corporation who has been, authorized to execute the certificate by resolution of the board of directors adopted on ! The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. 1E1 The entity name has been amended. IE The resident agent has been changed. (attach Certificate of Acceptance from new resident agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended, IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles or certificate have been amended as follows (provide article numbers, if available}: * This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees Nevada Secretary C4 State AM Restated 2007 Revised on 01/01/07

04/24/2007 10 13 FAX 002/002

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
INDUSTRIES INTERNATIONAL, INC., FILE # C203-1991

2. The articles have been amended as follows (provide article numbers, if available):
RESTATED ARTICLES OF INCORPORATION

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 92,000,000 out of 126,588,600 (73%)

4. Effective date of filing (optional): 4/20/07
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07

RESTATED AND AMENDED ARTICLES OF INCORPORATION INDUSTRIES INTERNATIONAL, INC. ARTICLE I (Corporate Name) The name of this corporation shall be: SIPP INTERNATIONAL INDUSTRIES, INC. ARTICLE II (Duration) This corporation shall have perpetual existence. ARTICLE III (per The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the State of Nevada other than the banking business, the trust company business, the insurance business or the practice of a profession permitted to be incorporated under the laws of the State of Nevada. ARTICLE IV (Shares) The aggregate number of shares which the corporation shall have authority to issue, including the classes thereof and special provisions, are as follows: 260,000,000 shares; 250,000,000 shares of voting, common stock, with a par value of $0.001 and 10,000,000 shares of preferred stock, with a par value of $0.001. The shares of preferred stock may be issued in a series of designations. The shareholders shall not have the right to accumulate votes in the election of directors with respect to shares of common stock in the corporation. Each share of common stock shall be entitled to one vote. The holders of the shares of preferred stock are entitled to receive the net assets of the corporation upon dissolution. The Board of Directors are entitled to restructure the issued and outstanding shares of stock with respect to a forward or reverse split, without a formal shareholders meeting, general or special meeting, providing that fifty percent (50%) of the shareholders agree to the share reorganization within the limits of the share capitalization of 250,000,000 shares of voting, common stock. Such shareholder vote may be obtained by telefax or other means of communication to obtain the shareholder’s vote. When, as and if the shareholders of the Corporation vote to restructure the Corporation’s issued and outstanding shares of common stock by either a forward (up to the authorized share capital) or reverse split of the issued and outstanding shares of common stock, the authorized capital remains the same and does not forward or reverse split along the issued and outstanding shares of common stock. ARTICLE V (Directors) The initial number of directors and original incorporators of this corporation shall be one (1), whose name and address is as follows: David Goldberg, President, Board Chairman C/o Nevada Business Services 1805 North Carson, #188 Carson City, Nevada 8970 ARTICLE VI (By-laws) The authority to make By-laws for the corporation is hereby expressly vested in the Board of Directors of this corporation, subject to the power of the majority of the shareholders to change or repeal such By-laws. Any such change in the By-laws must be in agreement by the majority (fifty percent or more) of the shareholders. The Board of Directors shall not make or alter any By-laws fixing their qualifications, classifications, terms of office or extraordinary powers without first securing the approval of the majority (fifty percent or more) of the shareholders. Such majority approval may be obtained by the Board of Directors without the necessity of a Special or Extraordinary General Meeting of the corporation’s shareholders. Such majority shareholder approval may be obtained by written proxy statement or a polling of the shareholders by telephone or telefax. ARTICLE VII (Amendment to Articles of Incorporation) The Board of Directors reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the corporation herein are granted subject to this reservation.

ARTICLE VIII (Registered Agent & Registered Office) The name and street address of the Registered Agent is Nevada Business Services, 1805 North Carson, #188, Carson City, Nevada 98006. ARTICLE IX SHAREHOLDER VOTING REQUIREMENTS FOR CERTAIN TRANSACTIONS To be adopted by the shareholders, the following actions must be approved by each voting group of shareholders entitled to vote thereon by a majority of all the votes entitled to be cast by that voting group. Such majority may be obtained via telefax or other valid means of communication: Amendment of the Articles of Incorporation; A plan of merger or share exchange; The sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets, other than in the use and regular course of business; or Dissolution of the corporation. ARTICLE X (Commencement of Business) This corporation shall commence business upon receiving its corporate license. IN WITNESS WHERE, the Board Chairman has hereunto set his hand in duplicate originals 20th Da#f April 2007. Gol g, President, Board Chairman

Filed in the Office of	Business Number C203-1991
Barbara K. Cegavske	Filing Number 20200434135
Secretary of State State Of Nevada	Filed On 1/2/2020 10:00:00 AM
	Number of Pages 20

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

SIPP INTERNATIONAL INDUSTRIES, INC.

Entity or Nevada Business Identification Number (NVID): C203-1991

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

[X] Certificate to Accompany Restated Articles or Amended and Restated Articles

[ ] Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

[X] Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

[ ] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) [ ] incorporators [ ] board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

[X] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: court order

[ ] Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

[ ] The entity name has been amended.
[ ] The purpose of the entity has been amended.
[ ] The authorized shares have been amended.
[ ] Other: (specify changes)

[ ] Dissolution
[ ] Merger
[ ] Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: ______ Time: ______

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

(attach additional page(s) if necessary)

6. Signature: (Required)

X David Lazar — President
Signature of Officer or Authorized Signer — Title

X ______ — ______
Signature of Officer or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

AMENDED AND RESTATED ARTICLES OF INCORPORATION AFTER ISSUANCE OF STOCK OF SIPP INTERNATIONAL INDUSTRIES, INC. ARTICLE I NAME The name of the corporation shall be SIPP INTERNATIONAL INDUSTRIES, INC. (hereinafter, the “Corporation”). ARTICLE II REGISTERED OFFICE The initial office of the Corporation shall be 50 W. Liberty St., Suite 880, Reno, Nevada 89501. The initial registered agent of the Corporation shall be Nevada Agency and Transfer Company. The Corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada. ARTICLE III CAPITAL STOCK Section 1. Atithori=ed Shares. The aggregate number of shares which the Corporation shall have authority to issue is five hundred ten million (510,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock that the Corporation shall have authority to issue is five hundred million (500,000,000) shares with all such shares of Common Stock having a par value of $0.001 per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares with all such shares of Preferred Stock having a par value of $0.001 per share. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III. Section 2. Common Stock. Dividend Rate. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the “Articles”) or the Nevada Revised Statues (hereinafter, the “NRS”), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor. Voting Rights. Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation’s assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights. Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors. Section 3. Preferred Stock. (a) Designation. The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution. As used in this section “fact or event” includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock. 2

(b) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the NRS. Section 4. Non-Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation. ARTICLE IV DIRECTORS AND OFFICERS Section 1. Number of Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the bylaws of the Corporation. The board of directors shall consist of at least one (1) individual and not more than thirteen (13) individuals. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the Corporation. Section 2. Initial Directors. The name and post office box or street address of the director(s) constituting the initial board of directors is: Name Address David Lazar 3445 Lawrence Ave , Oceanside, NY 1 1572 Section 3. Limitation of Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time. Section 4. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending. or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary 3 contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder. Section 5. Repeal and Conflicts. Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Sections 3 or 4 above and any other Article of the Articles, the terms and provisions of Sections 3 or 4 above shall control. ARTICLE V COMBINATIONS WITH INTERESTED STOCKHOLDERS At such time, if any, as the Corporation becomes a “resident domestic corporation”, as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78,444, inclusive, as may be amended from time to time, or any successor statute. ARTICLE VI BYLAWS The board of directors is expressly granted the exclusive power to make, amend, alter. or repeal the bylaws of the Corporation pursuant to NRS 78.120. IN WITNESS WHEREOF, the Corporation has caused these articles of incorporation to be executed in its name by its President on December 27, 2019. DAVID LAZAR, President The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 50.2837% This Amended and Restated Articles of Incorporation After Issuance Of Stock is filed pursuant to the order dated December 18, 2019, of the Eighth Judicial District Court of Nevada, in and for Clark County, case number A-19-798294-B, a certified copy of which is attached hereto as Exhibit A. 4

EXHIBIT A Eighth Judicial District Court of Nevada, in and for Clark County, case number A-19-798294-B Order, dated December 18, 2019 5

Electronically Filed
12/18/2019 12:51 PM
Steven D. Grierson
CLERK OF THE COURT

NOTC
PETER L. CHASEY, ESQ.
Nevada Bar No. 007650
CHASEY LAW OFFICES
3295 N. Fort Apache Road, Suite 110
Las Vegas, Nevada 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
email: peter@chaseylaw.com
Attorney for Petitioner
CUSTODIAN VENTURES, LLC

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of SIPP INTERNATIONAL INDUSTRIES, INC., a Nevada Corporation, (Petition of Custodian Ventures, LLC)	CASE NO.: A-19-798294-B DEPT NO.: XVI

NOTICE OF ENTRY OF ORDER

PLEASE TAKE NOTICE that on the 18th day of December, 2019 the attached Order for Declaratory Relief was entered in the above-captioned case.

Dated this 18th day of December, 2019.

CHASEY LAW OFFICES

Peter L. Chasey, Esq.
Nevada Bar No. 007650
3295 N. Fort Apache Rd., Ste. 110
Las Vegas, NV 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
Email: peter@chaseylaw.com
Attorney for Petitioner
CUSTODIAN VENTURES, LLC

- 1 -

I hereby certify that on the I. CERTIFICATE OF SERVICE day of December, 2019, I served a true and complete copy o the foregoing NOTICE OF ENTRY OF ORDER by placing a copy of the same in the United States Mail postage fully prepaid addressed to the following: Officers and Directors SIPP International Industries, Inc. 848 N. Rainbow Blvd. Las Vegas, NV 89107 Action Stock Transfer 2469 E. Fort Union Blvd., Suite 214 Salt Lake City, UT 84121 Officers and Directors SIPP International Industries, Inc. 4616 W. Sahara Avenue, Suite 151 Las Vegas, NV 89102 (APA/(01/ iff1A.00 MPLOYEE OF CH SEY LAW OFFIC DEC 19 2019 CERTIFIED COPY DOCUMENT ATTACHED IS A TRUE AND CORRECT COPY OF THE ORIGINAL ON FILE CLERK OF THE COURT

Electronically Flied 12/18/201912:22 PM Steven D. Grierson CLERK OF THE COU ORDR PETER L. CHASEY, ESQ. Nevada Bar No 007650 CHASEY LAW OFFICES 3295 N. Fort Apache Road, Suite 110 Las Vegas, Nevada 89129 Tel: (702) 233-0393 Fax: (702) 233-2107 email: peter@chaseylaw.com Attorney for Petitioner CUSTODIAN VENTURES, LLC EIGHTH JUDICIAL DISTRICT COURT CLARK COUNTY, NEVADA In the Matter of ) CASE NO.: A-19-798294-B ) DEPT NO.: XVI SIPP INTERNATIONAL INDUSTRIES, INC., a Nevada Corporation, ) ORDER FOR DECLARATORY RELIEF (Petition of Custodian Ventures, LLC), This Court, having considered the Motion for Declaratory Relief by Custodian Ventures, LLC, Custodian for SIPP International Industries, Inc., proper notice having been given to all interested parties, including the former officers and directors of SIPP International Industries, Inc., pursuant to NRS 78.750(2), good cause appearing: IT IS FOUND that: The circumstances before this Court warrant a declaration of rights and status pursuant to Chapter 30 of the Nevada Revised Statutes, On or about February 2, 2017, the former officers and directors of Sipp International Industries, Inc., a Nevada corporation, apparently filed documents with the Colorado Secretary of State in an effort to change jurisdiction of Sipp International Industries, Inc. to Colorado, but no Case Number. A-19-798294-B

conversion was ever valid or effective due to the failure to file Articles of Conversion with the Nevada Secretary of State. conversion was ever valid or effective due to the failure to file Articles of Conversion with the Nevada Secretary of State. On or about February 2, 2017, the former officers and directors of SIPP International Industries, Inc. purported to increase the number of authorized shares of common stock to 500 million share, and thereafter the transfer agent for SIPP International Industries, Inc. issued a substantial portion of those 500 million shares. THEREFORE, IT IS ORDERED, ADJUDGED, AND DECREED that: From its formation in 1991, through the date of this Order, SIPP International Industries, Inc. has been and is a Nevada corporation organized and existing under Nevada law; and Custodian Ventures, LLC, court appointed custodian of SIPP International Industries, Inc. is specifically authorized to file a Certificate of Amendment and Amended and Restated Articles of Incorporation with the Nevada Secretary substantially similar to those attached hereto as Exhibit 1 and Exhibit 2 attached to this Order IT IS SO ORDERE, ve- D. Dated this day of — , 20 DISTRIC COURT JUDGE Respectfully Submitted by: CHASEY LAW OFFICES Peter L. Chasey, Esq. Nevadaiar No. 007650 3295 N. Fort Apache Rd., Ste. 110 Las Vegas, NV 89129 Attorney for Custodian CUSTODIAN VENTURES, LLC

EXHIBIT I.

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385178.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT Entity information: Name of entity as on file with the Nevada Secretary of State: 1SIPP INTERNATIONAL INDUSTRIES, INC. 1 Entity or Nevada Business Identification Number (NVID): ;C203-1991 j Restated or Amended and Restated Articles: (Select one) (If amending and K Certificate to Accompany Restated Articles or Amended and Restated Articles D Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. >---5] Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. restating only, complete section 1,2 3, 5 and 6) Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.) Ei Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) T..1 incorporators 171 board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued 5-{i Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: court order r___: Officer’s Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: 1 Jurisdiction of formation: i i . .._ Changes to takes the following effect: 0 The entity name has been amended. ►Dissolution ri The purpose of the entity has been amended. 0-Merger El The authorized shares have been amended. i 1Conversion 00ther: (specify changes) - - * Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 1/1/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) Effective Date and Time: (Optional) -- - - -----i Date: Time: (must not be later than 90 days after the certificate is filed) Information Being Changed: (Domestic corporations only) Changes to takes the following effect: ri The entity name has been amended. L i The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) Li The purpose of the entity has been amended. RI The authorized shares have been amended. El The directors, managers or general partners have been amended. ❑ IRS tax language has been added. [Ecl Articles have been added. X Articles have been deleted. 17?_(1 Other. The articles have been amended as follows: (provide article numbers, if available) ;Article 1 The name of the corporation shall be SIPP (continued, see attached) (attach additional page(s) if necessary) Signature: (Required) , X 1 President 7 i Signature of Officer or Authorized Signer Title X i Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 1/1/2019

EXHIBIT 2

AMENDED AND RESTATED ARTICLES OF INCORPORATION AFTER ISSUANCE OF STOCK OF SIPP INTERNATIONAL INDUSTRIES, INC. ARTICLE I NAME The name of the corporation shall be SIPP INTERNATIONAL INDUSTRIES, INC. (hereinafter, the “Corporation”). ARTICLE II REGISTERED OFFICE The initial office of the Corporation shall be 50 W. Liberty St., Suite 880, Reno, Nevada 89501. The initial registered agent of the Corporation shall be Nevada Agency and Transfer Company. The Corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada. ARTICLE III CAPITAL STOCK Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is five hundred ten million (510,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock that the Corporation shall have authority to issue is five hundred million (500,000,000) shares with all such shares of Common Stock having a par value of $0.001 per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares with all such shares of Preferred Stock having a par value of $0.001 per share. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III. Section 2. Common Stock Dividend Rate. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the “Articles”) or the Nevada Revised Statues (hereinafter, the “NRS”), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor. Voting Rights. Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation’s assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights. Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors. Section 3. Preferred Stock. (a) Designation. The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution. As used in this section “fact or event” includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock. 2

(b) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the boaid of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any,.relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the NRS. Section 4. Non-Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually Liable for the debts or liabilities of the Corporation. ARTICLE IV DIRECTORS AND OFFICERS. Section 1. Number of Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the bylaws of the Corporation. The board of directors shall consist of at least one (I) individual and not more than thirteen (13) individuals. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the Corporation. Section 2. Initial Directors. The name and post office box or street address of the director(s) constituting the initial board of directors is: Name Address David Lazar 3445 Lawrence Ave., Oceanside, NY 11572 Section 3. Limitation of Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time. Section 4. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary 3 contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder. Section 5. Repeal and Conflicts. Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Sections 3 or 4 above and any other Article of the Articles, the terms and provisions of Sections 3 or 4 above shall control. ARTICLE V COMBINATIONS WITH INTERESTED STOCKHOLDERS At such time, if any, as the Corporation becomes a “resident domestic corporation”, as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as may be amended from time to time, or any successor statute. ARTICLE VI BYLAWS The board of directors is expressly granted the exclusive power to make, amend, alter, or repeal the bylaws of the Corporation pursuant to NRS 78.120. IN WITNESS WHEREOF, the Corporation has caused these articles of incorporation to be executed in its name by its President on October , 2019. DAVID LAZAR, President The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: % This Amended and Restated Articles of Incorporation After Issuance Of Stock is filed pursuant to the order dated , 2019, of the Eighth Judicial District Court of Nevada, in and for Clark County, case number A-19-798294-B, a certified copy of which is attached hereto as Exhibit A. 4

EXHIBIT A Eighth Judicial District Court of Nevada, in and for Clark County, case number A-19-798294-B Order, dated , 2019 5

Filed in the Office of Business Number C203-1991 K• Filing Number 20211890690 Secretary of State Filed On State Of Nevada 11/12/2021 9:32:00 AM Number of Pages BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385178.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT Entity information: Name of entity as on file with the Nevada Secretary of State: SIPP International Industries, Inc. Entity or Nevada Business Identification Number (NVID): INV1991 ‘1011469 Restated or Amended and Restated Articles: (Select one) (If amending and [?C_I Certificate to Accompany Restated Articles or Amended and Restated Articles 1.._] Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: 1 1 The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. X1 Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. restating only, complete section 1,2 3, 5 and 6) Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.) Li Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) Lj incorporators Li board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued ;xi Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and - 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51% 1 H Officer’s Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ____....... _ _ Jurisdiction of formation: 1 I Changes to takes the following effect: [ j The entity name has been amended. rlDissolution Li The purpose of the entity has been amended. HMerger ❑ The authorized shares have been amended. HConversion ■ Other: (specify changes) * Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. This form must be accompanied by appropriate fees. Page i of 2 Revised: 1/1/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 884-6708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) Effective Date and Time: (Optional) Date: Time: (must not be later than 90 days after the certificate is filed) Information Being Changed: (Domestic corporations only) Changes to takes the following effect: H The entity name has been amended. Li The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) L j The purpose of the entity has been amended. [xl The authorized shares have been amended, 1 I The directors, managers or general partners have been amended. [ 1 IRS tax language has been added. Articles have been added. n Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) ; Art. 3 has been amended to increase the authorized shares to 2,010,000,000 I (attach additional page(s) if necessary) 6. Signature: (Required) X KRIS TABETANDO PRESIDENT/CEO ] Signature of Officer or Authorized Signer Title X 1 ___ _ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 1/1/2019

FORM OF CERTIFICATE OF AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SIPP INTERNATIONAL INDUSTRIES, INC. Pursuant to the provisions of Nevada Revised Statutes 78.390 and 78.403, the undersigned officer of SIPP International Industries, Inc., a Nevada corporation, does hereby certify as follows: The board of directors of the corporation has duly adopted resolutions on November 11, 2021 proposing to amend and restate the Articles of Incorporation of the corporation as set forth below, declaring such amendment and restatement to be advisable and in the best interests of the corporation. The amendment and restatement of the Articles of Incorporation as set forth below has been approved on November I I, 2021 by at least a majority (51%) of the voting power of the stockholders of the corporation, which is sufficient for approval thereof. That Section 1 of Article 3 of the Amended and Restated Articles of Incorporation is amended to increase the total number of authorized shares of the Corporation from 510,000,000, with 500,000,000 being Common Stock, par value $0.001 and 10,000,000 being Preferred Stock, par value $0.001 to 2,010,000,000, with 2,000,000,000 being Common Stock, par value $0.001 and 10,000,000 being Preferred Stock, par value $0.001 per share as follows: ARTICLE III CAPITAL STOCK Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is hndre44-eff-million-(q-610.0.7000) two billion ten million (2,010,000,000) shares, consisting of Iwo classes to be designated, respectively, ‘‘Common Stock” and “Preferred Stock”. The total number of shares of Common Stock that the Corporation shall have authority to issue is five hund-recl—n414-ien—(4409.0v0i4) two billion (2,000,000,000) shares with all such shares of Common Stock having a par value of 50.001 per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares with all such shares of Preferred Stock having a par value of $0.001 per share. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article Ill. This certificate sets forth the text of the Amended and Restated Articles of Incorporation of the corporation as amended and restated in their entirety to this date as follows on the following pages attached hereto. IN WITNESS WHEREOF, I have executed this Certificate of Amended and Restated Articles of Incorporation of SIPP International Industries, Inc. as of November I I, 2021. KRIS TABETANDO, President/CEO

AMENDED AND RESTATED ARTICLES OF INCORPORATION AFTER ISSUANCE OF STOCK OF SIPP INTERNATIONAL INDUSTRIES, INC. ARTICLE I NAME The name of the corporation shall be SIPP INTERNATIONAL INDUSTRIES, INC. (hereinafter, the “Corporation”). ARTICLE II REGISTERED OFFICE The initial office of the Corporation shall be 50 W. Liberty St., Suite 880, Reno, Nevada 89501. The initial registered agent of the Corporation shall be Nevada Agency and Transfer Company. The Corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada. ARTICLE III CAPITAL STOCK Section I, Authori:ed Shares. The aggregate number of shares which the Corporation shall have authority to issue is two billion ten million (2,010,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock that the Corporation shall have authority to issue is two billion (2,000,000,000) shares with all such shares of Common Stock having a par value of 50.001 per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares with all such shares of Preferred Stock having a par value of $0.001 per share. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article Section 2. Common Stock. Dividend Rate. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the “Articles”) or the Nevada Revised Statues (hereinafter, the “NRS”), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor. Voting Rights. Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation’s assets, the CO111111011 Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation’s assets available for distribution atter giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights. (c) Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors. Section 3. Preferred Stock. (a) Designation_ The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be Rill or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution. As used in this section “fact or event” includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock arc senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock. 2

(b) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the rummer prescribed by the NRS. Section 4. Non-Assessment of Stock. The capital stock of the Corporation, Mier the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation. ARTICLE IV DIRECTORS AND OFFICERS Section 1. Number of Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the bylaws of the Corporation. The board of directors shall consist of at least one (1) individual and not more than thirteen (13) individuals, The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the Corporation. Section 2. initial Directors. The name and post office box or street address of the director(s) constituting the initial board of directors is: Name Address Kris Tabctando 50 W. Liberty St., Suite 880, Reno, Nevada 89501 Issac Qureshi 50 W. Liberty St., Suite 880, Reno, Nevada 89501 Section 3. Limitation of Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall he eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time. Section 4. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, tnist, or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court ofcompetent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, nn action, suit or proceeding by or in the right of the Corporation), whether civil, criminal , administrative or investigative, that such director or omcer incurred in his or her capacity as a stockholder. Section 5. Repeal m1d Conjllcls. Any repent or modification of Sections 3 or 4 nbove approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect an)’ limitation on the liability of a director or omcer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Sections 3 or 4 above and any other Article of the Articles, the terms and provisions of Sections 3 or 4 above shall control. AUTICLE V COI\IBINATIONS WITH INTERESTED STOCKHOLDERS At such time, if any, as the Corporation becomes n “resident domestic corporation”, as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as may be amended from time to time, or any successor statute. ARTICLE VI BYLAWS The board of directors is expressly granted the exclusive power to make, amend, alter, or repeal the bylaws of the Corporation pursuant to NRS 78.120. IN WITNESS WHEREOF, the Corporation has caused these articles of incorporation to be executed in its name by its President on November II, 2021 . KRIS TABETANDO, PrcsidenVCEO The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or ns may be required by the provisions of the articles of incorporation lmve voted in favor of the amendment is: ll%